United States Securities and Exchange Commission
Washington, D.C. 20549
Form 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
LEAF EQUIPMENT LEASING INCOME FUND III, L.P.
(Exact name of registrant as specified in its charter)

Delaware	20-5455968
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No)

110 S. Poplar Street, Suite 101
Wilmington, DE	19801
(Address of principal executive offices)	(Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box  ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A (d), check the following box  ☑
Securities Act registration statement file number to which this from relates (if applicable): 333-137734
Securities to be registered pursuant to Section 12(g) of the Act:
Limited Partner Units

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered
     The securities to be registered hereby are the Limited Partner Units (the “Units”) in LEAF Equipment Leasing Income Fund III, L.P., a Delaware limited partnership (the “Partnership”). A description of the Units is set forth in the Partnership’s prospectus dated February 7, 2007, and the Partnership’s Amended and Restated Certificate and Agreement of Limited Partnership (the “Partnership Agreement”), attached as Appendix A to the prospectus. The Partnership’s prospectus was filed with the Securities and Exchange Commission on February 7, 2007. The Partnership’s Cumulative Supplement No. 4 in its Post-Effective Amendment No. 1, which further describes the Units and amends the Partnership Agreement, was filed with the Securities and Exchange Commission on April 15, 2008 and is hereby incorporated herein by reference.

Item 2:	Exhibits
3.3	Amended and Restated Certificate and Agreement of Limited Partnership for LEAF Equipment Leasing Income Fund III, L.P. (1)

3.4	Amendment No. 1 to the Amended and Restated Certificate and Agreement of Limited Partnership for LEAF Equipment Leasing Income Fund, III, L.P. (2)

(1)	Incorporated by reference to the Registrant’s Registration Statement, Registration Number 333-137734, filed on October 2, 2006.

(2)	Incorporated by reference to the Registrant’s Post-Effective Amendment No. 1 filed on April 15, 2008.
SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LEAF Equipment Leasing Income Fund III, L.P.
	By:	LEAF Asset Management, LLC, its General Partner

Date: April 16, 2008

	By:	/s/ Robert K. Moskovitz
Robert K. Moskovitz
Chief Financial Officer and Treasurer

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